Exhibit 99.1

GENERAL RELEASE
AND COVENANT NOT TO SUE

This General Release And Covenant not to Sue (this “Agreement”) is entered into between Bill Kirkendall (“Executive”) and The Finish Line, Inc. (the “Company”).
RECITALS

A.
Executive is currently employed by the Company as its EVP, President, The Running Specialty Group (“RSG”) pursuant to: (i) an Employment Agreement entered into between Executive and the Company on April 25, 2014 (the “Employment Agreement”).

B.
Executive and Company agree that due to the closure and sale of the RSG business of the Company, Executive will be departing the Company without Cause and Executive’s last day of employment with the Company is February 24, 2017 (the “Departure Date”).

C.
The Company and Executive have discussed the terms and conditions of the cessation of Executive’s employment with the Company and they have reached an amicable agreement, and the parties wish to enter into this Agreement in order to memorialize their agreement and to further define the obligations that the parties have to one another.

NOW THEREFORE, in recognition of Executive’s service with the Company, and in consideration of the mutual understandings, promises, releases, and obligations contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, the parties hereby voluntarily agree as follows:
AGREEMENT

1.
Definitions. Specific terms used in this Agreement have the following meanings: (a) "Executive" includes the undersigned, Bill Kirkendall, and anyone who has or obtains any legal right or claims through him; (b) “Company” means The Finish Line, Inc.; (c) “Released Parties” means the Company, all of their past and present officers, directors, employees, trustees, agents, shareholders, related corporations and entities, divisions, affiliates, principals, insurers, any and all employee benefit plans (and any fiduciary of such plans) sponsored by the aforesaid entities, and each of them, and each entity’s subsidiaries, related entities, predecessors, successors, and assigns, and all other entities, persons, and firms including, without limitation, RSG; and (d) the "Effective Date" of this Agreement is the eighth (8th) calendar day after Executive signs it, on the condition that he does not revoke it as described below.

2.
Departure Date. Executive hereby agrees that his last day of employment is the Departure Date, and on the Departure Date his employment will terminate. Executive relinquishes any and all rights to employment with the Company after the Departure Date. In addition, Executive hereby resigns from all offices of the Company and of all subsidiaries, affiliates, and related entities of the Company and he agrees to sign all documents necessary to effect such resignations at such time(s) as the Company shall request, effective as of the Departure Date. Executive agrees that this Agreement replaces and supersedes the Employment Agreement; provided, however, Sections 8, 9, 10 and 11 of the Employment Agreement will continue in full force and effect.

3.	Severance Payment and Other Consideration. In consideration for the release, promises and other consideration provided by Executive pursuant to this Agreement, the Company agrees as follows:

(a)
The Company agrees to provide severance payment to Executive in the amount of Seven Hundred Thirteen Thousand and 00/100ths Dollars ($713,000.00) in a lump sum within 60 days of the Departure Date (this payment is referred to herein as the “Severance Payment”).

(b)
If Executive properly elects continuation of health insurance benefits pursuant to COBRA, then from the Departure Date until 12 months thereafter, Executive will pay the same portion of such premiums as if Executive remained employed for such period and the Company shall be responsible for the remainder and thereafter Executive shall be responsible for paying 100% of such premiums; provided, however, that if Executive becomes reemployed with another employer and is eligible to receive health insurance benefits under another employer-provided plan, the payments by the Company described herein shall cease at such time.

(c)
The Company acknowledges and agrees that Executive’s participation in the Finish Line FY 17 Executive Officer Bonus Program (the “FY17 EOBP”) and the Finish Line FY 2015 Long Term Incentive Bonus Program (covering fiscal years 2015-2017) (the "FY 2015 LTIBP") shall be 100% and that Executive shall be paid such bonus payments, if any, as are determined by the Compensation Committee of the Board of Directors of the Company pursuant to the terms of such plans and at the time such bonus payments are made to the other executive officers.

(d)
The Company acknowledges that during Executive’s employment with the Company, he was granted certain equity awards. Executive’s vested (as of the Departure Date) equity awards (if any) shall be exercisable pursuant to the terms of the applicable stock incentive plans and award agreements. Notwithstanding the terms of the unvested equity awards, the Company agrees that the unvested equity and stock option awards set forth on Exhibit A shall vest as of the Departure Date.

(e)
Except as otherwise set forth in this Section 3, Executive acknowledges and agrees that he is not entitled to any payment or benefit under or pursuant to, and hereby waives any claims or rights with respect to, each and every plan, program or agreement in which Executive was or is a participant or party including, without limitation, any past, present, or future incentive, bonus, or equity award plan or program, and he agrees that any such equity awards terminate and are of no further force and effect as of the Effective Date of this Agreement.

(f)
Notwithstanding the foregoing, with respect to the payments and benefits described in this Section 3, such payments and benefits shall be conditioned on: (i) Executive’s compliance with this Agreement; and (ii) the execution and delivery by Executive of this Agreement (without revocation) within the period provided to Executive to consider this Agreement.

(g)
No payment or other consideration under this Section 3 shall be made or provided to Executive prior to the Effective Date of this Agreement, and if this Agreement is not effective then no payment or other consideration shall be made or provided to Executive.

In paying the amount specified in this Section 3, the Company makes no representation as to the tax consequences or liability arising from said payment including, without limitation, under Section 409A of the Internal Revenue Code of 1986, as amended (“Code”). Moreover, the parties understand and agree that any tax consequences and/or liability arising from the payment to Executive shall be the sole responsibility of Executive. To this extent, Executive acknowledges and agrees that Executive will pay any and all income tax which may be determined to be due by him in connection with any payment or benefit described in this Section 3. Executive also agrees to indemnify the Company for any and all tax liability (including, but not limited to, fines, penalties, interest, and costs and expenses, including attorneys’ fees) incurred by him arising from or relating to the payment described in this Section 3 and/or imposed by the Internal Revenue Service, the State of Indiana, or any other taxing agency or tribunal as a result of Executive’s failure to timely pay Executive’s taxes on said payment or any portion thereof.
The payments and obligations assumed by the Company in this Section 3 reflect consideration provided to Executive over and above anything of value to which Executive already is entitled, and will be subject to all applicable taxes, withholdings, and deductions. The Company may deduct from any payment to Executive any applicable withholding.

Executive acknowledges and agrees that the consideration and sums included in this Section 3 are the maximum sums ever to be due Executive from the Company and that no other sums or amounts are or will be due or owing to him and Executive expressly relinquishes and waives any rights or claims to additional sums, amounts, privileges, or benefits not expressly provided for in this Section 3, whether written, oral, express or implied.

4.
General Release and Waiver. In consideration of the opportunities afforded by this Agreement, Executive (for Executive and Executive’s agents, assigns, heirs, executors, and administrators) hereby releases and discharges the Released Parties from any claim, demand, action, or cause of action, known or unknown, which arose at any time from the beginning of time to the date Executive executes this Agreement, and waives all claims against the Released Parties including, but not limited to, all claims relating to, arising out of, or in any way connected with Executive’s employment with the Company including, without limitation, any claim, demand, action, cause of action, including money damages and claims for attorneys’ fees, based on but not limited to: (a) the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), 29 U.S.C. § 621, et seq.; (b) the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101, et seq.; (c) the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701, et seq.; (d) the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601, et seq.; (e) the Civil Rights Act of 1866 and 1964, as amended, 42 U.S.C. § 1981; (f) Employee Retirement Income Security Act, 29 U.S.C. § 1001, et seq.; (g) Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000(e), et seq.; (h) the Fair Credit Reporting Act, 15 U.S.C. § 1681, et seq.; (i) the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq.; (j) the Equal Pay Act, as amended, 29 U.S.C. § 206, et seq.; (k) the National Labor Relations Act, 29 U.S.C. § 151, et seq.; (l) the Indiana Civil Rights Law, Ind. Code § 22-9-1-1, et seq.; (m) any wage law, including without limitation, the Indiana Wage Payment and Wage Claims Acts, Ind. Code § 22-2-2-4, 22-2-5-1, 22-2-9-1 et seq.; (n) any existing or potential entitlement under any Company or Released Parties’ program or plan, including wages or other paid leave, except as specifically provided in this Agreement; (o) any existing or potential agreement (including, without limitation, the Employment Agreement), contract, representation, policy, practice, procedure, or statement (regardless of source and regardless of whether any of the foregoing are express or implied, oral or written); and (p) claims arising under any other federal, state and local fair employment practices law, disability benefits law, and any other employee or labor relations statute, executive order, law or ordinance, and any duty or other employment-related obligation. Executive further hereby releases and discharges the Released Parties, and waives all claims related to any other type of statute, executive order, law or ordinance, claims arising from contract or public policy, as well as tort, tortious cause of conduct, breach of contract, intentional infliction of emotional distress, negligence, discrimination, harassment, and retaliation, together with all claims for monetary and equitable relief, punitive and compensatory relief and attorneys’ fees and costs and claims under the Indiana Constitution; and/or the United States Constitution.

Executive understands and agrees that Executive is releasing the Company from any and all claims by which Executive is giving up the opportunity to recover any compensation, damages, or any other form of relief in any proceeding brought by Executive or on Executive’s behalf, other than in a proceeding filed by him to enforce this Agreement.

5.
Exclusions. Notwithstanding the release and waiver contained in Section 4 above, this Agreement is not intended to operate as a waiver of any retirement or pension benefits that are vested, the eligibility and entitlement to which shall be governed by the terms of the applicable plan. Nor shall this Agreement operate to waive or bar any claim or right which -- by express or unequivocal terms of law -- may not under any circumstances be waived or barred. Moreover, this Agreement shall not operate to waive rights, causes of action or claims under the ADEA if those rights, causes of action or claims arise after the Effective Date of this Agreement, nor shall this Agreement preclude Executive from challenging the validity of this Agreement under the ADEA.

The parties further understand and agree that nothing in this Agreement shall be interpreted as prohibiting Executive from disclosing information which - pursuant to express and unequivocal terms of law - may be disclosed to government agencies or otherwise. Likewise, nothing in this Agreement shall be interpreted as prohibiting Executive from filing or pursuing a claim or administrative charge with any government agency or prohibit Executive from participating in any investigation of proceeding.

6.
No Admission of Liability. This Agreement is entered into to provide Executive with a severance package and to terminate the parties’ relationship on an amicable basis and shall not be construed as an admission of liability by either party.  Accordingly, Executive states under penalties of perjury that - at the time Executive executes this Agreement - Executive is not aware of any facts or incidents of wrongdoing, fraud, liability, or discrimination by the Company and/or Released Parties from the beginning of time up to the date Executive signs this Agreement.  The parties further understand that the separation benefits described in this Agreement create no precedent for the Company in dealing with any future separations.

7.
Agreement Not to Sue. Except for those claims, causes of action or rights explicitly excluded from Executive’s waiver and release, as set forth in Section 5, Executive agrees that Executive will never file a lawsuit against the Released Parties, including a lawsuit concerning or in any way related to his employment with the Company, the cessation of that employment, or the compensation or benefits payable in connection with employment or termination of employment.

8.
Successors and Assigns. This Agreement shall apply to Executive, and inure to the benefit of Executive, as well as to his heirs, executors, beneficiaries, administrators, and agents. This Agreement also shall apply to, and inure to the benefit of all of the Released Parties. This Agreement may be assigned by the Company without notice to or the consent of Executive. However, this Agreement is personal to Executive and may not be assigned by him.

9.
Severability. The parties explicitly acknowledge and agree that the provisions of this Agreement are both reasonable and enforceable. Moreover, the provisions of this Agreement are severable, and the invalidity of any one or more provisions shall not affect or limit the enforceability of the remaining provisions. In the unlikely event that a court of competent jurisdiction determines that any of the terms, provisions, or covenants contained in this Agreement are unreasonable or unenforceable, the court shall limit the application of such term, provision, or covenant, or modify any such term, condition, or covenant and proceed to enforce the Agreement as so limited or modified to the maximum extent permitted by law.

10.
Applicable Law and Jurisdiction. This Agreement shall be interpreted, enforced, and governed under the laws of the State of Indiana, without regard to conflict of laws principles thereof. Moreover, while the parties do not contemplate any future disputes, Executive agrees that any action or claim regarding this Agreement or otherwise brought against the Released Parties by or on behalf of Executive’ shall be maintained in the State of Indiana. If brought in state court, the action shall be filed in Marion County; if brought in federal court, the action shall be filed in the Southern District of Indiana, Indianapolis Division. By signing this Agreement, Executive expressly consents to personal jurisdiction in the State of Indiana. Both parties waive the right to a jury trial for all claims, whether based on statute, common law, or other source of law.

11.	Knowledge and Understanding. Executive acknowledges that he:

(a)	has been, and is hereby, advised to consult with an attorney prior to executing this Agreement and has had the opportunity to do so;

(b)
has been given a period of twenty-one (21) days within which to consider this Agreement, which allows Executive to make a knowing, voluntary, and fully informed choice about whether to sign this Agreement;

(c)	has availed himself of all opportunities he deems necessary to make a voluntary, knowing, and fully informed decision; and

(d)	is fully aware of ’his rights, and has carefully read and fully understands all provisions of this Agreement before signing.

12.
Effective Date. This Agreement will be executed by Executive no earlier than the Departure Date and no later than twenty-one (21) days after the Departure Date. Executive agrees that he was provided this Agreement on the Departure Date. If Executive consents to and signs this Agreement, Executive shall have an additional seven (7) days after signing this Agreement to revoke it, with any revocation needing to be mailed and faxed to the attention of General Counsel at Finish Line, Inc., 3308 N. Mitthoefer Road, Indianapolis, Indiana 46235; fax: (317) 613-6717. This Agreement shall not become effective, therefore, and none of the benefits set forth in this Reaffirmation Agreement shall become effective until the 8th day after Executive executes this Reaffirmation Agreement without revocation being exercised, and the Company signs the Agreement (the “Effective Date”).

13.
Complete Agreement. This Agreement sets forth the complete agreement between the parties relating to any and all payments or obligations owed or potentially owed to Executive by the Company and to the other subjects identified herein. Executive acknowledges and agrees that, in executing this Agreement, he does not rely and has not relied upon any representations or statements not set forth herein made by the Company with regard to the subject matter, basis, or effect of this Agreement, the benefits to which Executive is or may be entitled, or any other matter. Notwithstanding the foregoing, nothing in this Agreement is intended to or shall limit, supersede, nullify, or affect any other duty or responsibility Executive may have or owe to Company by virtue of any separate agreement or obligation, including without limitation, the Employment Agreement. Without limiting the foregoing, Executive acknowledges and agrees that Sections 8, 9 and 10 of the Employment Agreement will continue in full force and effect, provided that “Competitive Business” as defined in Section 8 shall not include JackRabbit/Running Specialty Group that was formerly owned by the Company.

14.
Assistance and Cooperation. Executive agrees that he will cooperate and make himself reasonably available to current Company personnel in the event Executive’s assistance is needed to locate, understand, or clarify work previously performed by Executive or to assist with other work-related issues relating to Executive’s employment. Executive also agrees that he will cooperate, assist, and make himself reasonably available to Company personnel or Company agents on an as-needed basis in order to respond to, investigate, defend, or address any issues or claims deemed important to the Company; to prosecute any complaint or claim filed by the Company; or to respond to, investigate, defend, or address any complaint, claim, or issue that involves the Company in any way. Finally, Executive agrees that he will provide truthful and accurate sworn testimony in the form of deposition, affidavit, and/or court testimony if requested by current Company personnel, and that he will cooperate as needed in any preparations associated with such statements or testimony. The Company will strive to keep the need for future assistance to a minimum, and will of course reimburse Executive for reasonable out-of-pocket expenses incurred as a result of Executive’s assistance, unless such remuneration would be inappropriate or otherwise prohibited under existing law.

15.	General Consequences. Should Executive ever breach any provision or obligation under this Agreement, the parties agree that the range of remedies includes the following:

(a)	Executive shall forego and no longer be entitled to any sum or benefit remaining to be paid or conferred pursuant to this Agreement.

(b)
Executive shall pay all damages (including, but not limited to, litigation and/or defense costs, expenses, and reasonable attorneys’ fees) incurred by the Released Parties following and/or as a result of Executive’s breach if such breach is not cured or corrected to the Company’s satisfaction within fourteen (14) days of the Company mailing written notice of the breach to Executive’s last known address.

(c)	Executive shall - upon written request by the Company to do so - reimburse the Company via certified check for the value of anything previously paid or provided by the Company pursuant to Paragraph

3(a), save $500. In the event this reimbursement provision is triggered, Executive agrees that the remaining provisions of the Agreement shall remain in full force and effect.

Nothing in this Paragraph is intended to limit or restrict any other rights or remedies the Company may have by virtue of this Agreement or otherwise.

16.
Counterparts and Amendments. This Agreement may be executed in counterparts, including facsimile, pdf, or photocopy counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same Agreement. This Agreement may not be modified, altered, amended or waived in any manner except by written instrument duly executed by the Company’s CEO and by Executive.

17.
Interpretation of Agreement. The headings in this Agreement have been inserted solely for ease of reference and shall not be considered in the interpretation, construction or enforcement of this Agreement. In addition, this Agreement shall be deemed to have been drafted jointly by the parties, and in the event of an ambiguity in this Agreement, the same shall not be construed against any party.

BY SIGNING THIS AGREEMENT, WHICH CONTAINS A RELEASE, EXECUTIVE STATES THAT: I HAVE READ IT; I WAS GIVEN A PERIOD OF AT LEAST TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT; I UNDERSTAND IT AND KNOW THAT I AM GIVING UP IMPORTANT RIGHTS; I AGREE TO ALL THE TERMS AND CONDITIONS CONTAINED WITHIN THE AGREEMENT; I AM AWARE OF MY RIGHT TO CONSULT AN ATTORNEY BEFORE SIGNING IT; I HAVE SIGNED IT KNOWINGLY AND VOLUNTARILY.
AGREED TO BY:
The Finish Line, Inc.

Exhibit A
Non-qualified Stock Options

Grant Date	Number of Options	Original Vesting Date	New Vesting Date	Expiration Date *
5/13/14	23,438	10% on 5/13/15 20% on 5/13/16 30% on 5/13/17 40% on 5/13/18	Departure Date	5/13/24
5/13/14	23,438	10% on 5/13/15 20% on 5/13/16 30% on 5/13/17 40% on 5/13/18	Departure Date	5/13/24
3/30/15	31,963	10% on 3/30/16 20% on 3/30/17 30% on 3/30/18 40% on 3/30/19	Departure Date	3/30/25
* The Company agrees to extend the exercise date of the applicable nonqualified stock options until the date set next to such nonqualified stock option.

Restricted Stock

Grant Date	Number of Shares	Vesting Date	New Vesting Date
5/13/14	7,047	5/13/17	Departure Date
5/13/14	2,891	5/13/17	Departure Date
3/30/15	3,437	3/30/18	Departure Date